TERMINATION OF EMPLOYMENT AGREEMENT

This agreement terminates the Employment Agreement dated January 1, 2008 between J. Scott Tomer and YTB International, Inc. (the “Company”) and the April 6, 2010 modification effective February 1, 2010 between J. Scott Tomer and the Company in consideration for participation in the Company’s 2010 Incentive Plan and Severance Compensation Program.

Agreed to:

/s/ J. Scott Tomer	Date: 7/19/2010
J. Scott Tomer

/s/ Robert M. Van Patten	Date: 7/19/2010
Robert M. Van Patten - CEO
YTB International, Inc.